Exhibit 10.1
AGORA MEDIA INC.
2003 STOCK OPTION PLAN, AS AMENDED
     1. Purpose. Agora Media Inc., a Delaware corporation (“Agora”), desires to attract and retain the best available talent and to encourage the highest level of performance. The Agora Media Inc. 2003 Stock Option Plan, as amended (the “Plan”), is intended to contribute significantly to the attainment of these objectives by affording eligible employees and independent contractors of Agora and its affiliates (whether or not incorporated) (collectively, with Agora, the “Company”) the opportunity to acquire a proprietary interest in Agora through the grant of stock options (“Options”) to purchase shares of common stock, $.01 par value per share, of Agora (the “Common Stock”).
     2. Administration.
          (a) In General. Subject to paragraph (b) hereof, the Plan shall be administered by the board of directors of Agora (the “Board”). The Board shall have plenary authority in its discretion, to the maximum extent permissible by law, subject to and not inconsistent with the express provisions of the Plan, to make all awards of Options under the Plan, to select from among eligible persons those individuals who will be awarded Options, to determine the number of shares of Common Stock covered by each Option, the Option exercise price per share of Common Stock covered by each Option (and, in connection therewith, determine the Fair Market Value of the Common Stock for purposes of the Plan), and the restrictions, if any, which shall apply to the Common Stock subject to an Option, to determine the terms and conditions of each Option, to approve the form of each Option agreement (an “Option Agreement”), to amend any such Option Agreement from time to time, to construe and interpret the Plan and all Option Agreements executed thereunder and to make all other determinations necessary or advisable for the administration of the Plan. In exercising its authority to set the terms and conditions of Options, and subject only to the limits of applicable law, the Board shall be under no obligation or duty to treat similarly situated grantees of an Option Agreement (“Optionees”) in the same manner, and any action taken by the Board with respect to the grant of an Option to one Optionee shall in no way obligate the Board to take the same or similar action with respect to any other Optionee. The Board may exercise its discretion in a manner such that Options which are granted to individuals who are foreign nationals or who are employed or provide services outside the United States, contain terms and conditions which are different from the provisions otherwise specified in the Plan but which are consistent with the tax and other laws of foreign jurisdictions applicable to the Optionee and which are designed to provide the Optionee with benefits which are consistent with the Company’s objectives in establishing the Plan. The Board may adopt such rules as it deems necessary or advisable in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Board then in office, except that the Board may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents

(including any applicable Option Agreement) on behalf of the Board or Agora. Any interpretation or determination made by the Board pursuant to the foregoing shall be conclusive and binding upon any person having or claiming any interest under the Plan.
          (b) Appointment of Committee. Notwithstanding paragraph (a), the Board may appoint a committee of not fewer than two members of the Board (the “Committee”) and transfer to the Committee some or all of its authority hereunder. If the Board creates a Committee, the Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. If and when the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Act”), to the extent necessary to comply with Rule 16b-3 under the Act with respect to Option grants to officers and directors, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and, to the extent necessary to exclude Options granted under the Plan from the calculation of the income tax deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), each member of the Committee shall be an “outside director” within the meaning of Code Section 162(m). To the extent necessary to be consistent with the provisions of this paragraph (b), any reference in the Plan and/or an Option Agreement to a decision, determination or action of the Board shall be read and understood as referring to a decision, determination or action of the Committee.
          (c) Liability of Board and Committee Members. Except as otherwise required by law, no member of the Board or the Committee shall be liable for anything whatsoever in connection with the administration of the Plan other than such member’s own willful misconduct. Under no circumstances shall any member of the Board or the Committee be liable for any act or omission of any other member of the Board or the Committee. In the performance of its functions with respect to the Plan, the Board and the Committee shall be entitled to rely upon information and advice furnished by Agora’s officers, Agora’s accountants, Agora’s legal counsel and any other party the Board and Committee deems necessary, and no member of the Board or Committee shall be liable for any action taken or not taken in reliance upon any such advice.
     3. Type of Options. Options granted under the Plan may be either incentive stock options (“ISOs”) intended to meet the requirements of Code Section 422 or nonqualified stock options (“NSOs”) which are not intended to meet such Code requirements.
     4. Eligible Persons. Subject in the case of ISOs to Section 17(a), Options may be awarded only to officers, employees and independent contractors of the Company. For purposes hereof, the term “independent contractors” shall include consultants, advisors and directors of the Company. In determining the persons to whom awards shall be made and the number of shares to be covered by each Option, the Board shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Board, in its discretion, shall deem relevant in connection with accomplishing the purposes of the Plan.
     5. Shares Subject to the Plan. No more than Five Million Seven Hundred Thousand (5,700,000) shares of Common Stock shall be issued pursuant to the exercise of Options granted under the Plan. Such aggregate number shall be subject to adjustment as provided in Section 16. If an Option is forfeited or expires without being exercised, the shares of Common Stock subject to the Option shall be available for additional Option grants under the Plan. If an Option is exercised in whole or in part by an Optionee by tendering previously owned shares of Common Stock, or if any shares are withheld in connection with the exercise of its Option to satisfy the Optionee’s tax liability, the full number of shares in respect of which the Option has been exercised shall be applied against the limit set forth in this Section 5.
     6. Term of Options. The term of each Option shall be fixed by the Board and specified in the applicable Option Agreement, but in no event shall it be more than ten years from the date of grant, subject to earlier termination as provided in Section 8. Subject in the case of ISOs to Section 17, the term of an Option may be extended from time to time by the Board, provided that no such extension shall extend the term beyond ten years from the date of grant.
     7. Vesting. The Board shall determine the vesting schedule applicable to a particular Option grant and specify the vesting schedule in the applicable Option Agreement. Notwithstanding the foregoing the Board may accelerate the vesting of an Option at any time.
     8. Termination of Relationship to the Company.
          (a) Options Granted To Employees. With respect to an Option granted to an individual who is an employee of the Company at the time of Option grant, unless the Option Agreement expressly provides to the contrary, (i) the Option shall terminate immediately upon the Optionee’s termination of employment for Cause (as defined in Section 23); (ii) in the event that the Optionee’s employment with the Company shall terminate by reason of death or Disability (as hereinafter defined), the unvested portion of the Option shall terminate immediately and the vested portion of the Option shall terminate one year following such termination of employment (but shall not continue to vest during such one year period); and (iii) in the event that the Optionee’s employment with the Company shall terminate for any other reason, the unvested portion of the Option shall terminate immediately and the vested portion of the Option shall terminate three months after such termination of employment (but shall not continue to vest during such three month period); provided, however, that in the event that the Optionee is subject to any non-compete or confidentiality agreement which he or she violates, the Option shall immediately terminate upon such violation. Notwithstanding anything herein to the contrary, in no event shall an Option remain exercisable beyond the expiration date specified in the applicable Option Agreement. An Option Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one Option Agreement to another. For purposes hereof, the Optionee shall be deemed to have a “Disability” if the Optionee is permanently and totally disabled, within the meaning of Section 22(e) of the Code.
          (b) Options Granted to Independent Contractors. With respect to an Option granted to an individual who is not an employee of the Company at the time of Option grant, the Board shall determine and specify in the applicable Option Agreement the consequences, if any, of the termination of the Optionee’s relationship with the Company.
     9. Option Exercise Price. Subject in the case of ISOs to Section 17, the Option exercise price per share of Common Stock covered by an Option shall be established by the Board.
     10. Exercise of Options.

          (a) An Option may be exercised at any time and from time to time, in whole or in part, as to any or all full shares as to which the Option is then exercisable; provided, however, that if so specified in the Option Agreement, the Option may not, in a single exercise, be exercised for fewer than the minimum number of shares specified in the Option Agreement, unless the exercise is for all of the shares as to which the Option is then exercisable. An Option may not be exercised with respect to a fractional share. If an Option is exercised with respect to all of the whole shares as to which the Option is exercisable, and the Option remains exercisable with respect to less than one share of Common Stock, the Option shall immediately and without any further action by the Company or the Optionee be cancelled with respect to the remaining fractional share, without any consideration being paid by the Company. An Optionee (or other person who, pursuant to Section 13, may exercise the Option) shall exercise the Option by delivering to Agora at the address provided in the Option Agreement a written, signed notice of exercise, stating the number of shares of Common Stock with respect to which the option exercise is being made, and satisfy the requirements of paragraph (b) of this Section 10. Upon receipt by Agora of any notice of exercise, the exercise of the Option as set forth in that notice shall be irrevocable.
          (b) Upon exercise of an Option the Optionee shall pay to Agora the Option exercise price per share of Common Stock multiplied by the number of full shares as to which the Option is then exercised. An Optionee may pay the Option exercise price by tendering or causing to be tendered in cash, by delivery of shares of Common Stock owned by the Optionee for at least six months preceding the date of exercise of the Option (or such shorter or longer period as the Board may approve or require from time to time) having a Fair Market Value equal to the exercise price or other property permitted by law and acceptable to the Board, or any combination thereof. Without limiting the foregoing, after the Common Stock becomes Publicly Traded (as defined in Section 23), payment of the exercise price may be facilitated by an outside broker.
          (c) An Optionee shall, upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares as to which the Option has been exercised, promptly pay or cause to be paid the amount determined by the Board as necessary to satisfy all applicable tax and other withholding requirements. An Optionee may satisfy his withholding requirement in any manner satisfactory to the Board.
          (d) If at the time of Option exercise (i) the Common Stock is not Publicly Traded and (ii) the Optionee is so requested by Agora, prior to or concurrently with delivery of the certificate representing the shares as to which the Option has been exercised, the Optionee shall become a party to a stockholders agreement between stockholders of Agora and Agora.
          (e) The certificate representing the shares as to which an Option has been exercised shall bear an appropriate legend setting forth the restrictions applicable to such shares.
     11. Option Agreement. The terms and conditions of each Option shall be set forth in an Option Agreement in the form approved by the Board. Each Option Agreement shall be executed by Agora and the Optionee. Each Option Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to the Option, (ii) whether the Option is intended to be an ISO or NSO, (iii) the provisions related to vesting and exercisability of the Option, including the Option exercise price, and (iv) that the Option is subject to the terms and provisions of the Plan and that in the event of any conflict between the Option Agreement and the Plan, the Plan shall control. The Option Agreement may also contain such other terms and conditions as the Board determines to be necessary or advisable. Option Agreements may vary from one to another.
     12. No Stockholder Rights. No Optionee shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares. If in connection with an exercise of the Option the Optionee pays all or a portion of the Option exercise price with shares of Common Stock, the Optionee shall continue to be the stockholder of record with respect to the shares which he has tendered as exercise payment until the Optionee becomes the holder of record of the shares of Common Stock to be acquired upon such exercise.
     13. Nontransferability.
          (a) Subject to paragraphs (b) and (c), Options granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and Options may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. In the event of any attempt by an Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of an Option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Agora may terminate the Option by notice to the Optionee and it shall thereupon become null and void.
          (b) Notwithstanding paragraph (a), if and only if (and on the terms) so provided in the applicable Option Agreement, an Optionee may transfer a NSO, by gift or a domestic relations order, to a Family Member of the Optionee (as defined in Section 23). If a NSO is transferred in accordance with this subparagraph, the Option shall be exercisable solely by the transferee, but the determination of the exercisability of the Option shall be based solely on the activities and state of affairs of the Optionee. Thus, for example, if after a transfer the Optionee ceases to be an employee of the Company, such termination shall trigger the provisions of Section 8 hereof. Conversely, if after a transfer the transferee ceases to be an employee of the Company, such termination shall not trigger the provisions of Section 8 hereof.
          (c) Notwithstanding paragraph (a) an Optionee may transfer an NSO with the express, written consent of the Board (which consent may be withheld for any reason or for no reason).
     14. Compliance with Law; Registration of Shares.
          (a) The Plan and any grant hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental authority or agency or securities exchange which, in the opinion of Company’s counsel, may be required or appropriate.
          (b) Notwithstanding any other provision of the Plan or Option Agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:
               i. Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction or authority or agency thereof which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and
               ii. Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.
     The Company shall use all reasonable efforts to obtain any consent, approval or permit described above; provided, however, that except to the extent as may be specifically required in an Option Agreement with respect to any particular Option grant, the Company shall be under no obligation to register or qualify any shares subject to an Option under any federal or state securities law or on any exchange.
     15. No Restriction on the Right of Agora to Effect Corporate Changes. The Plan and the Options granted hereunder shall not affect in any way the right or power of Agora or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in Agora’s or the Company’s capital structure or its business, or any merger or consolidation of Agora or the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights of holders thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of Agora or the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     16. Certain Adjustments.
          (a) In the event that Agora or the division, subsidiary or other affiliated entity for which an Optionee performs services is sold (including a stock or an asset sale), spun off, merged, consolidated, reorganized or liquidated, the Board may determine that (i) the Option shall be assumed, or a substantially equivalent Option shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Optionee, provide that the Option shall terminate immediately prior to the consummation of the transaction unless exercised by the Optionee within a specified period following the date of the notice; (iii) in the event of a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the “Sales Price”), make or provide for a payment to each Optionee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Option (to the extent such Option is then exercisable) exceeds (B) the aggregate exercise price for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate. Notwithstanding the foregoing, if so specified in an Optionee’s Option Agreement, if the event described in this paragraph is one in which holders of Common Stock are to receive stock in the acquiror or an affiliate thereof that is not Publicly Traded, the Optionee shall be given notice of the transaction and an opportunity prior to the consummation of the transaction to exercise the Optionee’s vested Option, so that with respect to such vested Option, the Optionee shall have an opportunity to receive the stock of the acquiror (or its affiliate) on the same basis as the other holders of Common Stock.

          (b) In the event of any stock dividend or split, recapitalization, combination, exchange or similar change affecting the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event: (i) adjust the aggregate number of shares (or such other security as is designated by the Board) which may be acquired pursuant to the Plan, (ii) adjust the option price to be paid for any or all such shares subject to the then outstanding Options, (iii) adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to any or all of the then outstanding Options and (iv) make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate. For purposes hereof, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”
          (c) Any and all adjustments or actions taken by the Board pursuant to this Section shall be conclusive and binding for all purposes.
     17. ISO Provisions.
          (a) Employment Requirement. ISOs may only be awarded to employees of Agora or a corporation which, with respect to Agora, is a “parent corporation” or “subsidiary corporation” within the meaning of Code Sections 424(e) and (f), respectively. Furthermore, except as otherwise provided in Code Section 422, if an Optionee is no longer employed by Agora or a parent corporation or subsidiary corporation of Agora, the Optionee’s Option shall cease to be treated as an ISO.
          (b) Option Exercise Price. Subject to paragraph (c), the Option exercise price per share of Common Stock covered by an ISO shall be no less than the Fair Market Value of a share of Common Stock on the date of grant of the Option.
          (c) 10% Stockholders. In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of Agora or of a parent or subsidiary corporation of Agora, (i) the Option exercise price of the Common Stock covered by any ISO granted to such person shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted and (ii) the term of an ISO granted to such person may not exceed five years from the date of grant.
          (d) $100,000 Limit. The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed $100,000.
          (e) Options Which Do Not Satisfy ISO Requirements. To the extent that any Option which is issued under the Plan exceeds the limit set forth in paragraph (d) or otherwise does not comply with the requirements of Code Section 422, it shall be treated as a NSO.
     18. No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any independent contractor any right to continue in the employ of or to be engaged as an independent contractor by the Company or affect the right of the Company to terminate such person’s employment or other relationship with the Company at any time.

     19. Amendment; Early Termination. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment requiring stockholder approval by law, rules or regulations, or by the rules of any stock exchange, inter-dealer quotation system, or other market in which shares of Common Stock are traded, shall be effective unless and until such stockholder approval has been obtained in compliance with such rule or law; and provided, further, that no such amendment shall materially adversely affect the rights of an Optionee in any Option previously granted under the Plan without the Optionee’s written consent.
     20. Effective Date. The Plan shall be effective as of April 1, 2003 (the “Effective Date”), subject to the approval thereof by the stockholders of Agora entitled to vote thereon within 12 months of such date. In the event that such stockholder approval is not obtained within such time period, the Plan and any Options granted under the Plan on or prior to the expiration of such 12 month period shall be void and of no further force and effect.
     21. Termination of Plan. Unless terminated earlier by the Board in accordance with Section 19 above, the Plan shall terminate on, and no further Options may be granted after, the tenth anniversary of the Effective Date.
     22. Severability. In the event that any one or more provisions of the Plan or an Option Agreement, or any action taken pursuant to the Plan or an Option Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of the Plan or Option Agreement, but in such particular jurisdiction and instance the Plan and/or Option Agreement, as applicable, shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.
     23. Definitions.
          (a) Cause. The term “Cause” when used herein in conjunction with termination of employment (or other service relationship) means (i) if the Optionee is a party to an employment or similar agreement with the Company which defines “cause” (or a similar term), the meaning set forth in such agreement (other than death or Disability), or (ii) otherwise, termination by the Company of the employment (or other service relationship) of the Optionee by reason of the Optionee’s (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of his duties, (3) involvement in a transaction which is materially adverse to the Company, (4) breach of fiduciary duty involving personal profit, (5) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (6) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, or (7) material breach of any provision of the Plan, the Optionee’s Option Agreement or any other written agreement between the Optionee and the Company, in each case as determined in good faith by the Board, whose determination shall be final, conclusive and binding on all parties.
          (b) Fair Market Value. As used herein, the term “Fair Market Value” means, with respect to Common Stock on any given date, the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) on the Nasdaq Stock Market or any stock exchange on which the Common Stock may be listed, as reported in The Wall Street Journal. If the Common Stock is not listed on the Nasdaq Stock Market or on a national stock exchange, but is quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Common Stock shall be the mean of the bid and asked prices per share of the Common Stock for such date. If the Common Stock is not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means, with respect to a particular Option grant, may be set forth with greater specificity in the applicable Option agreement). The Fair Market Value of property other than Common Stock shall be determined by the Board in good faith by any fair and reasonable means.
          (c) Family Member of the Optionee. As used herein, “Family Member of the Optionee” means the Optionee’s lineal descendant, stepchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which the Optionee and/or these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.
          (d) Publicly Traded. As used herein, Common Stock is “Publicly Traded” if stock of that class is listed or admitted to unlisted trading privileges on a national securities exchange or on the Nasdaq National Market or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system operated by the National Association of Securities Dealers, Inc.
     24. Transfers to and from Affiliates. For all Plan purposes, a transfer of an employee from Agora to an Agora affiliate or visa versa, or a transfer from one Agora affiliate to another, will not be treated as a termination of employment.
     25. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
     26. Governing Law. This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflict of law provision that would defer to the substantive laws of another jurisdiction.

AGORA MEDIA INC.
2003 STOCK OPTION PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
GENERAL PROVISIONS
     THIS AGREEMENT, made as of the Option Grant Date specified in the issuance sheet that is part of this Nonqualified Stock Option Agreement that is attached hereto (the “Issuance Sheet”, and all references to this Agreement shall include the Issuance Sheet), by and between Agora Media Inc., a Delaware corporation (“Agora”), and the officer or employee of Agora or an Agora subsidiary or affiliate (collectively, the “Company”) identified in the Issuance Sheet (the “Optionee”):
W I T N E S S E T H:
     WHEREAS, Agora has determined to grant stock options to attract and retain the best available talent and to encourage the highest level of performance, all in accordance with the Agora Media Inc. 2003 Stock Option Plan (the “Plan”);
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:
     1. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, Agora hereby grants to the Optionee the right (the “Option”) to purchase all or any part of an aggregate of the number of shares of common stock of Agora, par value $.001 per share (“Common Stock”), specified in the Issuance Sheet.
     2. Vesting Schedule. The Option shall (i) vest (i.e., become exercisable) as to 25% of all shares of Common Stock subject to the Option on the first anniversary of the Vesting Commencement Date (as hereinafter defined); and (ii) vest as to the remaining 75% of all shares of Common Stock subject to the Option on a monthly, pro rata, basis over a three year period commencing on the first anniversary of the Vesting Commencement Date and ending on the fourth anniversary of the Vesting Commencement Date, such that the Option shall be vested as to 100% of all shares of Common Stock subject to the Option on the fourth anniversary of the Vesting Commencement Date. By way of illustration, the Option shall be vested as to 37.5% of all shares of Common Stock subject to the Option on the date one and one-half (1 1/2) years after the Vesting Commencement Date. The “Vesting Commencement Date” shall be the Option Grant Date, unless a different date is specified in the Issuance Sheet.
     3. Exercise Price. The price of each share of Common Stock purchased pursuant to this Option shall be the exercise price specified in the Issuance Sheet.
     4. Manner of Exercise. The Optionee may exercise the Option, in whole or in part, with respect to any whole number of shares of Common Stock subject to the Option that are then vested. The Optionee shall exercise the Option by giving Agora written notice, in a form prescribed by Agora. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment, in cash or certified check or by official bank check, of an amount equal to the Option exercise price per share of Common Stock, multiplied by the number of shares of Common Stock as to which the Option is being exercised; provided, however, that the purchase price may be paid by (i) surrender or delivery to Agora of shares of Common Stock owned by the Optionee for at least six months having a Fair Market Value on the date of exercise equal to the portion of the purchase price being so paid, or (ii) after the Common Stock becomes Publicly Traded (as defined in the Plan), by the delivery of funds equal to the purchase price by a broker, in accordance with Regulation T promulgated by the Board of Governors of the Federal Reserve System or as otherwise may be permissible by law. The Board may impose from time to time such limitations as it deems appropriate on the use of shares of Common Stock to exercise the Option.
     5. Delivery of Common Stock Certificate. Subject to Section 6, as soon as practicable after receipt of the notice and payment referred to in Section 4 above, Agora shall deliver to the Optionee (or, in the case of a broker financed exercise described in clause (ii) of Section 4, to the broker) a certificate or certificates for such shares of Common Stock; provided, however, that the time of such delivery may be postponed by Agora for such period of time as Agora may require for compliance with any law, rule or regulation applicable to the issuance or transfer of shares of Common Stock. The certificate or certificates representing the shares as to which the Option has been exercised shall bear an appropriate legend setting forth any restrictions applicable to such shares of Common Stock.
     6. Conditions to Common Stock Issuance. Prior to or concurrently with delivery by Agora to the Optionee of a certificate(s) representing such shares of Common Stock, the Optionee shall (i) upon notification of the amount due, promptly pay or cause to be paid, in cash, any amount necessary to satisfy applicable tax requirements (or otherwise satisfy such withholding requirements in a manner satisfactory to Agora), and (ii) if the shares of Common Stock are not then registered under the Securities Act of 1933, as amended (the “Securities Act”) give assurance satisfactory to Agora that such shares of Common Stock are being purchased for investment (unless such assurance is not necessary, as determined by Agora) and not with a view to the distribution thereof other than in compliance with the registration provisions of the Securities Act or any exemption therefrom, and the Optionee shall give such other assurance and take such other action as Agora shall require to secure compliance with any law, rule or regulation applicable to the issuance of shares of Common Stock. Moreover, if at the time of Option exercise the Common Stock is not Publicly Traded and the Optionee is so requested by the Company, in conjunction with delivery by the Company of the shares of Common Stock, the Optionee shall enter into a stockholders agreement by and between stockholders of Agora and Agora Company.
     7. Termination of Option. This Option and all rights of the Optionee to purchase shares of Common Stock hereunder shall terminate on the tenth anniversary of the Option Grant Date (the “Expiration Date”), unless terminated earlier in accordance with the terms hereof.
     8. Termination of Employment.

2

          (a) Termination of Employment for Cause. In the event that the Company terminates Optionee’s employment for Cause (as defined in the Plan), the Option shall immediately terminate.
          (b) Death or Disability. In the event that the Optionee’s employment with the Company terminates by reason of death or Disability (as defined in the Plan), (i) to the extent that pursuant to Section 2 the Option is not vested on the Optionee’s last day of employment, the Option shall expire, and (ii) to the extent that it is vested on the Optionee’s last day of employment, the Option shall continue to be exercisable (but not beyond the Expiration Date) for a period of one year following such termination.
          (c) Other Termination of Employment. In the event that the Optionee ceases to be an employee of the Company for any reason other than as described in paragraphs (a) and (b) of this Section 8, (i) to the extent that pursuant to Section 2 the Option is not vested on the Optionee’s last day of employment, the Option shall expire, and (ii) to the extent that pursuant to Section 2 the Option is vested on the Optionee’s last day of employment, the Option shall continue to be exercisable (but not beyond the Expiration Date) until the date which is three (3) months from Optionee’s last day of employment; provided, however, that in the event that the Optionee is subject to any non-compete, non-solicitation or confidentiality agreement which he violates, the Option shall immediately terminate upon such violation. Solely for purposes of this Section 8, if the Optionee terminates employment with the Company and immediately thereafter becomes a consultant to the Company pursuant to a written agreement which so specifies, the Optionee will be deemed to satisfy the employment requirement of this Section 8 during the period of the Optionee’s consultancy.
     9. Notice. All notices, requests, demands, waivers and communications required or permitted to be given hereunder shall be in writing and shall be delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile, as follows:
(a)	If to Agora or the Company, to it at: Agora Media Inc. 45 Main Street, Suite 406 Brooklyn, New York 11201 Attention: Chief Executive Officer.
          (b) If to Optionee, to him or her at the address specified in the Issuance Sheet;
or to such other address as either party hereto shall specify by notice in writing to the other party in accordance with this Section. In the case of mailing, all such notices, requests, demands, waivers and communications shall be deemed to have been received on the third business day after the date of the mailing.
     10. Adjustment. The number of shares of Common Stock subject to the Option and the price per share of Common Stock shall be subject to adjustment, as set forth in the Plan. Agora shall not be required to adjust the number of shares of Common Stock subject to

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the Option or the price per share of Common Stock for any reason not specifically enumerated in the Plan.
     11. No Stockholder Rights. The Optionee shall have no rights as a stockholder of Agora with respect to shares of Common Stock subject to the Option until payment for such shares shall have been made in full and until the date of the issuance of stock certificates for such shares of Common Stock. If the Optionee pays the Option exercise price with shares of Common Stock, the Optionee shall continue to be the stockholder of record with respect to the shares which he or she has tendered as exercise payment until the Optionee becomes the holder of record of the shares covered by the Option.
     12. No Employment Rights. Nothing herein contained shall restrict in any way the right of the Company to terminate the Optionee’s employment at any time, with or without cause.
     13. Option Subject to Plan. The Optionee acknowledges receipt of a copy of the Plan. The Option has been granted pursuant to the Plan and is in all respects subject to the terms and conditions thereof. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
     14. Nontransferability.
          (a) Subject to paragraphs (b) and (c), the Option is not transferable, other than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Optionee only by the Optionee, or the Optionee’s guardian or legal representative. In the event of any attempt by the Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Agora may terminate the Option by notice to the Optionee and it shall thereupon become null and void.
          (b) Notwithstanding paragraph (a), the Optionee may transfer the Option, by gift or a domestic relations order, to a Family Member of the Optionee.
          (c) Notwithstanding paragraph (a) the Optionee may transfer the Option with the express, written consent of the Board, which consent may be withheld for any reason or for no reason.
     15. Restrictions Applicable to Option Stock.
          (a) Agora’s Right of First Refusal. Before any shares of Common Stock delivered upon Option exercise (“Shares”) may be transferred, assigned, pledged, hypothecated or otherwise disposed of (including transfer by gift or operation of law) by the Optionee or any transferee (either being sometimes referred to in this Section 15 as the “Holder”) (other than pursuant to Section 15(e)), Agora or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 15(a) (the “Right of First Refusal”). Pursuant to the Right of First Refusal, in the event that the Holder of the Shares intends to sell or otherwise transfer the Shares, the Holder shall be required to deliver to Agora a

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written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”) and the proposed manner of transfer; (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer to sell the Shares at the Offered Price to Agora or its assignee(s). At any time within thirty (30) days after receipt of the Notice, Agora and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with this Section 15(a). The purchase price (“Purchase Price”) for the Shares purchased by Agora or its assignee(s) under this Section 15(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith. Payment of the Purchase Price shall be made, at the option of Agora or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to Agora (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by Agora and/or its assignee(s) as provided in this Section 15(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of Sections 15 and 16 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to Agora, and Agora and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise transferred. Any attempted transfer which is made in violation of this paragraph shall be null and void and shall not be honored by Agora.
     Within one hundred twenty (120) days of receipt of the Notice, neither Agora nor the Optionee may exercise their rights under Section 15(b).
     Anything to the contrary contained in this Section 15(a) notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to a Family Member of the Optionee (as defined in the Plan) shall be exempt from the provisions of this Section 15(a). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of Sections 15 and 16, and there shall be no further transfer of such Shares except in accordance with the terms of Sections 15 and 16.
          (b) Agora’s Repurchase Right. At any time after the later of (i) the date Optionee’s employment with the Company has ended and (ii) the date six months after Optionee has acquired the Shares, Agora shall have the right to repurchase from the Optionee or any Holder all or any portion of the Shares pursuant to the terms of this Section 15(b). At the time that Agora exercises its repurchase right hereunder, Agora shall pay to the Holder in cash

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(or by cancellation of purchase money indebtedness) the Fair Market Value (as defined in the Plan) of such Shares on such date.
          (c) Purchase of Shares. Any purchase by Agora of Shares and payment therefore pursuant to the forgoing provisions of this Section 15 shall be against delivery of the certificate representing the Shares to be purchased by Agora endorsed in blank or together with a stock power executed in blank.
          (d) No Sales to Competitors. Shares shall not be transferable to competitors of the Company. For purposes hereof, a person shall be considered to be a “competitor” if at such time it is engaged in or has under development or is proposed to be engaged in one or more of the businesses of the Company. The determination of whether a person is a competitor shall be made by the Board in its sole discretion.
          (e) Drag-Along. If holders in the aggregate of more than 50% of the outstanding shares of Common Stock of the Company, as one class (“Selling Stockholders”), propose to sell, assign, mortgage, transfer, pledge, hypothecate or otherwise dispose of all, but not less than all, of their respective shares to a third party in one or a series of related transactions which is approved by a majority of the Board, then the Selling Stockholders may, at their option, require the Holder to sell all of such Holder’s Shares in such transfer to the third party on the same terms and conditions, and for the same consideration, as the Selling Stockholders. The Holder shall take such necessary or desirable actions in connection with the consummation of such transaction as reasonably requested by Agora or the Selling Stockholders.
          (f) Specific Performance. Due to the fact that the Shares cannot be readily purchased or sold in the open market, and for other reasons, the Company and/or its existing stockholders may be irreparably damaged in the event that Section 15 of this Agreement is not specifically enforced. Consequently, in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Section 15, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage or posting a bond, and/or a decree for specific performance, in accordance with the provisions hereof.
          (g) Termination. The restrictions and rights provided for in this Section 15 shall terminate when the Common Stock becomes Publicly Traded (but shall not result in the acceleration of installment payments which have commenced pursuant to paragraph (b)).
     16. Lock-Up Agreement. The Optionee agrees that in connection with an underwritten public offering of Common Stock, upon the request of Agora or the principal underwriter managing such public offering, shares of Common Stock acquired pursuant to the exercise of the Option (and any shares of Common Stock received directly or indirectly with respect thereto) may not be sold, offered for sale or similar financial effect or otherwise disposed of without the prior written consent of Agora or such underwriter, as the case may be, for a period not exceeding one year after the effectiveness of the registration statement filed in connection with such offering, but only to the extent that Agora’s directors, executive officers and/or their immediate family are similarly bound. The Optionee agrees to sign such further

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documents as Agora may reasonably request to give this Section effect. The lock-up agreement established pursuant to this Section 16 shall have perpetual duration.
     17. NSO. It is intended that this Option shall not constitute an incentive stock option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended.
     18. Board Determinations. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by the Option, or any provision of this Agreement, the determination by the Board (or the Committee established by the Board to administer the Plan) of the rights of the Optionee shall be conclusive, final and binding upon the Optionee and upon any other person who shall assert any right pursuant to this Option.
     19. Jurisdiction; Venue. Each of Agora and Optionee irrevocably (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement may be brought in the State or Federal courts located in The City of New York, County of New York; (ii) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (iii) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any of such court; and (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process, including, without limitation, by the mailing of copies thereof by registered or certified mail, postage pre-paid, to the other party at its address set forth in Section 9 hereof, such service to become effective five (5) business days after such mailing.
     20. Definitions. Any term contained in this Agreement which is defined in the Plan but not defined herein shall have the meaning provided under the Plan.
     21. Issuance Sheet. The Issuance Sheet attached hereto is hereby incorporated by reference. The General Provisions and the Issuance Sheet constitute a single Nonqualified Stock Option Agreement under the Agora Media Inc. 2003 Stock Option Plan.
     22. Replacement of Prior Agreements. Except as otherwise explicitly provided in the Issuance Sheet, this Agreement sets forth the entire understanding of the parties with respect to the subject matter provided for herein, including, the grant of stock options and the terms thereof, and supersedes any and all existing agreements between the parties concerning such subject matter. The Optionee hereby waives any and all claims that may exist on the date this Agreement is signed, including, but not limited to, contingent claims, arising from any oral or written agreement between the parties, including, but not limited to, stock option provisions which may appear in an employment agreement, which relate to the grant of or the terms of stock options and all other subject matter provided for herein.

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